UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted

by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

AGERE SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On February 17, 2007, Agere Systems Inc. ("Agere") sent the following email to Agere stockholders who have elected to access Agere's proxy statements and annual reports over the Internet and to Agere employees who hold Agere shares acquired through one of Agere's employee benefit plans.

You received this e-mail because our records show that you are either an Agere Systems stockholder who has elected to access Agere's proxy statements and annual reports over the Internet, or an Agere employee and hold Agere shares acquired through one of our employee benefit plans. This e-mail contains instructions for viewing Agere's annual report on Form 10-K and proxy statement and voting your shares at Agere's upcoming Annual Meeting of Stockholders.

Agere Systems Inc. will hold its Annual Meeting of Stockholders at 9:00 a.m. Eastern Time on March 29, 2007 in the Edward Nash Theater at the Raritan Valley Community College, Route 28W and Lamington Road, North Branch, New Jersey 08876. Holders of record at the close of business on February 2, 2007 are entitled to vote at the annual meeting.

Among the matters on which stockholders will be voting is adoption of the merger agreement relating to the proposed merger of Agere and a subsidiary of LSI Logic Corporation. The proxy statement contains important information about the proposed merger.

VIEWING AGERE'S FORM 10-K AND PROXY STATEMENT

Please review Agere's annual report on Form 10-K and proxy statement before voting. The proxy statement discusses the proposals on which stockholders will be voting. To view these documents, click the link below, then click on the appropriate link under the heading "Annual Meeting Materials."

http://www.agere.com/investor

VOTING YOUR SHARES

It is very important that you vote your shares. If you received more than one proxy card or e-mail, please vote each one you received.

You may vote directly from Agere's website by following the instructions there.

You can also enter your voting instructions and view the stockholder material at the following Internet site. If your browser supports secure transactions you will automatically be directed to a secure site.

http://www.proxyvote.com/

To vote your shares, you will need the control number set forth below and your four digit PIN. If you are an employee, your PIN is the last four digits of your social security number. If you requested to access proxy materials over the Internet, your PIN is the four digit number you selected at the time of your request. If you do not know your PIN, please follow the instructions at www.proxyvote.com.

You may also vote by touch-tone telephone at 1-800-690-6903. You will be prompted to enter the Control Number below.

CONTROL NUMBER: [control number]

Internet and telephone voting will be accepted until 11:59 p.m. Eastern Time on March 28, 2007.

If you would like to receive a paper copy of the proxy statement and annual report on Form 10-K, please write to Agere Systems Inc., 1110 American Parkway NE, Room 10A-301C, Allentown, Pennsylvania 18109, Attention: Response Center, or call us at 1-800-372-2447.

We do not charge for viewing proxy materials on-line or voting over the Internet or by phone. You may have costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

ADDITIONAL INFORMATION FOR EMPLOYEES

In order to provide the 401(k) plan trustees with sufficient time to submit voting instructions for all plan shares, voting instructions for 401(k) plan shares will be accepted only until 11:59 p.m. Eastern Time on March 26, 2007. If you vote after that time and before the March 28, 2007 deadline, your vote will be counted only for your non-401(k) plan holdings.

This e-mail covers only shares registered directly in your name or under your social security number in an account at our transfer agent, Computershare Investor Services, LLC, and any stock you may have in an Agere 401(k) plan, in an account at UBS that is used in connection with the Agere employee stock purchase plan and Agere stock options and restricted stock units, or in an account at Computershare that is used in connection with the Avaya employee stock purchase plan. If you vote before the applicable deadline, all of these shares will be voted when you vote using the control number set forth above. This e-mail does not cover shares you may hold in any other account. If you receive more than one e-mail, it generally means that you have accounts with slightly different names or different spellings of your name or you also hold shares in a brokerage account. Please vote separately for each control number you receive.

ADDITIONAL INFORMATION FOR STOCKHOLDERS WHO ARE NOT EMPLOYEES

This e-mail covers only shares registered directly in your name or under your social security number in an account at Computershare Investor Services, LLC. This email does not cover shares you may hold in any other account. If you receive more then one email, it generally means that you have accounts with slightly different names or different spellings of your name or you also hold shares in a brokerage account. Please vote separately for each control number you receive.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com

Your InvestorDelivery Enrollment Number is:	[enrollment number]

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